WEALTH MINERALS LTD.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of WEALTH MINERALS LTD. (the “Company”) will be held at the offices of the Company at Suite 1901, 1177 West Hastings Street, Vancouver, British Columbia, CANADA V6E 2K3, on Tuesday, December 5, 2006, at the hour of ten o’clock in the forenoon (local time), for the following purposes:

1.

To receive the audited consolidated financial statements of the Company for the fiscal year ended November 30, 2005 (with comparative statements relating to the preceding fiscal period) together with the report of the Auditors thereon;

2.

To appoint Auditors and to authorize the Directors to fix their remuneration;

3.

To elect Directors;

4.

To consider and, if thought fit, to pass an ordinary resolution providing the annual re-approval of the Company’s 2004 Incentive Stock Option Plan, as more particularly described in the accompanying Information Circular; and

5.

To transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

Accompanying this Notice is a Management Information Circular dated October 31, 2006, a form of proxy, and an Annual/Interim Financial Statement and related Management Discussion and Analysis Request Form.  The accompanying Management Information Circular provides information relating to the matters to be addressed at the meeting and is incorporated into this Notice.

Shareholders are entitled to vote at the meeting either in person or by proxy.  Those who are unable to attend the meeting are requested to read, complete, sign and mail the enclosed form of proxy in accordance with the instructions set out in the proxy and in the Management Information Circular accompanying this Notice.  Please advise the Company of any change in your mailing address.

DATED at Vancouver, British Columbia, this 31st day of October, 2006.

BY ORDER OF
THE BOARD OF DIRECTORS

(signed) Hendrik Van Alphen

Hendrik Van Alphen, President and
Chief Executive Officer